QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-31564 (Commission File No.)	87-0458888 (I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant's telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	FCSC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

        On September 12, 2019, Fibrocell Science, Inc., a Delaware corporation (the "Company"), Castle Creek Pharmaceutical Holdings, Inc. ("Castle Creek"), and Castle Creek Merger Corp., a Delaware corporation and wholly owned subsidiary of Castle Creek ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, and on the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"). The Company will survive the Merger as a wholly owned subsidiary of Castle Creek.

        Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares held directly by Castle Creek or Merger Sub and shares owned by Company stockholders who have exercised their appraisal rights under Delaware law) will be converted into the right to receive $3.00 in cash, without interest (the "Merger Consideration").

        In addition, after the Effective Time, each share of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") will remain outstanding (until converted by the holders thereof pursuant to the Consent and Termination Agreement, as defined below), and will thereafter only represent the right to receive an amount in cash, without interest, equal to (i) the number of shares of common stock underlying each share of Preferred Stock multiplied by (ii) the Merger Consideration. After the Effective Time, each outstanding Company warrant shall be generally entitled to receive (i) upon any subsequent exercise, an amount equal to the Merger Consideration less the exercise price for such warrant, or (ii) if eligible pursuant to the terms of the warrant, upon notification by the holder of such warrant to the Company within 30 days of the Effective Time, an amount equal to the Black-Scholes value of the warrant. Each stock option issued under the Company's equity incentive plans outstanding immediately prior to the Effective Time, whether vested or unvested, will accelerate and be converted into the right to receive in cash an amount equal to the Merger Consideration minus the exercise price of such stock option.

        The Merger Agreement contains customary representations and warranties of the Company, Castle Creek and Merger Sub, and customary pre-closing covenants, including covenants requiring the Company (i) to conduct its business in the ordinary course, and (ii) to refrain from taking certain actions without Castle Creek's consent.

        Castle Creek has obtained financing commitments for the purpose of financing the Merger.

        In addition, the Merger Agreement requires that the Company refrain from soliciting proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, alternative transactions. Prior to the adoption of the Merger Agreement by the Company's stockholders, the Company's Board of Directors may not, without first complying with certain conditions set forth in the Merger Agreement and solely in response to a Superior Proposal (as defined in the Merger Agreement), (i) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal (as defined in the Merger Agreement), (ii) withdraw, change, qualify, withhold or modify, or publicly propose to withdraw, change, qualify, withhold or modify, its recommendation that the Company's stockholders adopt the Merger Agreement, (iii) fail to include in the proxy statement to be filed in connection with the Merger the Board of Directors' recommendation that the Company's stockholders adopt the Merger Agreement, (iv) fail to recommend against any tender offer that constitutes an Acquisition Proposal subject to Regulation 14D under the Securities Exchange Act of 1934, as amended, (v) approve, authorize or cause or permit the Company or its subsidiaries to enter into any acquisition agreement or similar agreement relating to any Acquisition Proposal, or (vi) fail to publicly affirm the Company's Board of Directors' recommendation that the Company's stockholders adopt the Merger Agreement within five business days following receipt of a written request to do so from Castle Creek (collectively, a "Change of Board Recommendation").

        Pursuant to the terms of the Merger Agreement, the consummation of the Merger is subject to certain other customary closing conditions, including, but not limited to, the approval of the Merger by the Company's stockholders, the receipt of regulatory clearances (to the extent required), the continued effectiveness of certain of the Company's contracts, accuracy of the representations of the Company and the absence of a material adverse effect with respect to the Company, and that no more than 8% of the holders of the outstanding shares of the Company's common stock have exercised or purported to exercise statutory appraisal rights under Delaware law with respect to such shares of common stock. Subject to the satisfaction of the closing conditions, the parties anticipate that the Merger will be consummated during the fourth quarter of 2019.

        The Merger Agreement contains certain termination rights for the Company and Castle Creek. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Castle Creek a termination fee of $2,000,000.

        The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission ("SEC"). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Castle Creek and Merger Sub and are subject to important qualifications and limitations agreed to by the Company, Castle Creek and Merger Sub in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company's SEC filings or may have been used for purposes of allocating risk among the Company, Castle Creek and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Castle Creek, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in the Company's public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 1.02.    Termination of a Material Definitive Agreement

        In connection with the execution of the Merger Agreement, on September 12, 2019 the Company also entered into a Consent and Termination Agreement with MSD Credit Opportunity Master Fund L.P. ("MSD"), Merger Sub and Castle Creek, and a separate Consent and Termination Agreement with Merger Sub, Castle Creek and the following affiliates of Randal J. Kirk: Third Security, LLC, NRM VII Holdings I, LLC, Kapital Joe, LLC, Mascara Kaboom, LLC and Intrexon Corporation (the "Kirk Affiliates", and collectively, the "Termination Agreements"). Pursuant to the terms of the Termination Agreements, that certain Securities Purchase Agreement, dated March 7, 2017, by and among the Company and the purchasers named on the signature pages therein (the "Securities Purchase Agreement") will be terminated as of immediately prior to the closing of the Merger. As consideration for entry into the Termination Agreements, the Kirk Affiliates and MSD will each receive a promissory note to be issued by the surviving corporation following the Merger, in each case for an amount equal to (and in addition to) the consideration such party is entitled to pursuant to the Merger Agreement in connection with such party's ownership of shares of Preferred Stock. Pursuant to the Termination Agreements and in addition to the foregoing, each of MSD and the Kirk Affiliates also agree to the treatment of the Preferred Stock under the Merger Agreement and agree to release all claims related to such party's ownership of equity in the Company. The foregoing description of the Termination Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.    Other Events.

Support Agreements

        In connection with the execution of the Merger Agreement, on September 12, 2019, Castle Creek also entered into separate Company Security Voting and Support Agreements with the following stockholders of the Company: (i) each of the Kirk Affiliates, and (ii) MSD (collectively, the "Support Agreements"). Pursuant to the Support Agreements, the participating investors agreed to vote their shares of Company securities in favor of the Merger and against any competing transaction, to support the economic treatment of such securities held by them as described in the Merger Agreement, and to forbear from taking certain actions detrimental to the Merger. The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

        This current report, and any documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words "anticipates," "expect," "believe," "will," "intend," "plan," and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company's business and the price of the Company's common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including without limitation, obtaining stockholder approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction and (v) other risks described in the Company's filings with the SEC, such as its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

        In connection with the proposed acquisition of the Company by Castle Creek, the Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement and other documents relating to the acquisition when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC's website at www.sec.gov and the Company's website at www.fibrocell.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Fibrocell Science, Inc., Corporate Secretary, 405 Eagleview Blvd., Exton, Pennsylvania 19341, telephone: (484) 713-6000.

Participants in the Solicitation

        The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed acquisition of the Company by Castle Creek. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 27, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on April 29, 2019. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Castle Creek will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and the Company's website at www.fibrocell.com.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 12, 2019, among Fibrocell Science, Inc., Castle Creek Pharmaceutical Holdings, Inc., and Castle Creek Merger Corp.
10.1	Consent and Termination Agreement, dated as of September 12, 2019, among Fibrocell Science, Inc. and the other signatories thereto.
10.2
Consent and Termination Agreement, dated as of September 12, 2019, among Fibrocell Science, Inc., Castle Creek Pharmaceutical Holdings, Inc., Castle Creek Merger Corp. and MSD Credit Opportunity Master Fund, L.P.
99.1	Company Securityholder Voting and Support Agreement, dated as of September 12, 2019, between Castle Creek Pharmaceutical Holdings, Inc. and MSD Credit Opportunity Master Fund, L.P.
99.2	Company Securityholder Voting and Support Agreement, dated as of September 12, 2019, among Castle Creek Pharmaceutical Holdings, Inc. and the other signatories thereto.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ JOHN M. MASLOWSKI John M. Maslowski President and Chief Executive Officer

Date: September 13, 2019

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 1.02. Termination of a Material Definitive Agreement
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES